Exhibit 23.1 - Consent of Accountant


                         BAUMANN, RAYMONDO & COMPANY PA
                          CERTIFIED PUBLIC ACCOUNTANTS
                              405 NORTH REO STREET
                                    SUITE 200
                              TAMPA, FLORIDA 33609




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:               Medical Media Television, Inc.
                  Form 10-QSB for period ended September 30, 2006

Gentlemen:

With respect to the subject Form 10QSB, we acknowledge our awareness of the use of our report dated November 17, 2006 related to our review of the interim financial information.

Very truly yours,

/s/Baumann, Raymondo & Company P A
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Baumann, Raymondo & Company P A
Certified Public Accountants
Tampa, Florida
November 20, 2006